EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement  (No. 333-129488) of MediaBay, Inc. on Form S-1 of our report dated March 28, 2005, except as to Note 13 which is as of November 3, 2005, appearing in the Annual Report on Form 10-K of MediaBay, Inc. for the years ended December 31, 2004 and 2003, and to the reference to us under heading “Experts” in this Registration Statement.

/s/ Amper Politziner & Mattia, P.C.

Edison, New Jersey
January 18, 2006